EXHIBIT 10.8

DIRECTOR AGREEMENT

THIS AGREEMENT made as of [____________] by and between Lightwave Logic, Inc., located at 369 Inverness Parkway, Suite 350, Englewood, CO 80112 (the “Company”); and [______________] (“Director”) whose address is [__________________________].

WHEREAS, the Company and the Director desire to enter into an agreement which will set forth the terms and conditions upon which the Director shall [continue to] serve as a director on the Company’s Board of Directors [commencing on the date hereof].

NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties have agreed, and do hereby agree, as follows:

Section 1: [Service]/[Appointment].

[The Director currently serves as a member of the Company’s Board of Directors]/[The Company’s Board of Directors appoints the Director as a member of the Company’s Board of Directors effective on the date hereof], and the Director [agrees to continue to serve]/[accepts such appointment] upon the terms and conditions set forth. The Director shall serve as a member of the Company’s Board of Directors until his successor is appointed or elected and shall qualify. However, neither the Company, nor any other person, shall be required to cause the continuation, election, or re-appointment of the Director as a member of the Company’s Board of Directors.

Section 2: Indemnification

The Director shall receive the full benefits, protection, and rights of full and complete indemnification from the Company in connection with his position with the Company as a member of the Company’s Board of Directors to the fullest extent permitted by law.  Further, the Director [is]/[shall be] named as an insured on the Company’s underwritten officer and director liability insurance policy. The Director shall execute the Indemnification Agreement attached hereto as Appendix A, which is incorporated into this Agreement.

Section 3: Compensation.

[Pursuant to the Company’s 2016 Equity Incentive Plan], [The]/[the] Director [previously received non-qualified options]/[will receive a non-qualified option] to purchase shares of common stock of the Company [up to two hundred thousand (200,000) shares of common stock of the Company at the exercise price of $[_____] per share (which is equal to the fair market value of the common stock on the date of grant). The options shall vest as follows: (i) fifty thousand (50,000) options shall vest on the date hereof; and (ii) the remaining options shall vest in three (3) equal annual installments of fifty thousand (50,000) options per year commencing on the 1st day of each one year anniversary of execution of this Agreement.]  All of the options [shall expire on [________________] and] are subject to the Company’s standard Non-qualified Stock Option Agreement for Non-employee Directors.

Section 4: Duties/ Extent of Services.

The Director shall serve as a member of the Board of Directors of the Company, and shall assume the duties that the Chair of the Board may reasonably assign.  Subject to Section 6 contained herein, nothing in this Agreement shall be construed to limit the Director's freedom to engage in other businesses. It is agreed, however, that the Director will devote his best efforts to the needs of the Company, and shall not allow his other business activities to materially interfere with his duties to the Company.

Section 5: Expenses.

Subject to the prior approval of the Chair of the Board, the Company shall promptly pay or reimburse Director for all reasonable business expenses incurred by Director in performing Director’s duties and obligations as a member of the Board of Directors of the Company, but only if Director properly accounts for expenses in accordance with the Company’s policies.

Section 6: Director’s Non-Disclosure.

The Director shall execute the Director’s Non-disclosure Agreement attached hereto as Appendix B, which is incorporated into this Agreement.

Section 7: Waiver of Breach.

The waiver by either party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach.

Section 8: Entire Agreement

This Agreement contains the entire agreement of the parties pertaining to the appointment of the Director to the Company’s Board of Directors.

Section 9: Amendment of Agreement

No change or modification of this Agreement shall be valid unless it is in writing and signed by the party against whom the change or modification is sought to be enforced. No change or modification by the Company shall be effective unless it is approved by the Company’s Board of Directors and signed by an officer specifically authorized to sign such documents.

Section 10: Severability of Provisions

If any provision of this Agreement, the Indemnification Agreement or the Director’s Non-disclosure Agreement is invalidated or held unenforceable, the invalidity or unenforceability of that provision or provisions shall not affect the validity or enforceability of any other provision of this Agreement, the Indemnification Agreement or the Director’s Non-disclosure Agreement.

Section 11: Governing Law and Venue

All questions regarding the validity and interpretation of this Agreement shall be governed by and construed and enforced in all respects in accordance with the laws of the State of Colorado.  The sole and proper venue shall be Denver County, Colorado.

Section 12: Arbitration of Disputes

If a dispute arises out of or relates to this Agreement, or the breach thereof, and if the dispute cannot be settled through negotiation, the parties agree first to try in good faith to settle the dispute by mediation administered by the American Arbitration Association under its Employment Mediation Rules before resorting to arbitration, litigation or some other dispute resolution procedure.

IN WITNESS, the parties have executed this Agreement in duplicate on the date and year first above written.

Director,

_______________

______________________

Witness

Name:________________

Lightwave Logic, Inc.,

_______________

By: _____________________

Witness

 Name:________________

 Title: ________________

APPENDIX A

Indemnification Agreement

APPENDIX B

Director’s Non-Disclosure Agreement